Filed Pursuant to Rule 424(b)(2)
                Relating to Form S-3 Registration
                     Statement No. 333-00815



                      DEVON FINANCING TRUST


                      PROSPECTUS SUPPLEMENT
            TO THE PROSPECTUS DATED MARCH 3, 1997



          The Selling Holders selling Offered Securities pursuant to this Prospectus Supplement and certain information concerning the sale of the Offered Securities are as follows:

                                      Number of
                       Securities      Offered        Name of
   Selling Holder         Held        Securities   Broker/Dealer
                                       Offered
_________________      __________    ___________   _____________

Lazard Freres  &  Co.    37,500         37,500         None
LLC

           The above-listed securities will be sold to purchasers directly by the selling holder. There are no special arrangement or agreement with any broker/dealers regarding the sale of the Offered Securities. The Selling Holder does not have, and during the past three years has not had, any material relationship with Devon Energy Corporation or any of its affiliates.


           The Date of this Supplemental Prospectus is
                        March 3, 1997